EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated December 23, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of International DisplayWorks, Inc. on Form 10-K for the year ended October 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of International DisplayWorks, Inc., and Subsidiaries on Forms S-8 (File Number 333-120404 and 333-125563) and Form S-3 (File No. 333-123013 and 333-125559).

/s/ Grant Thornton
Grant Thornton

Hong Kong
January 10, 2006